UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 24, 2016

United Parcel Service, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15451	58-2480149
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Glenlake Parkway, N.E., Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (404) 828-6000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 24, 2016, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of United Parcel Service, Inc. approved the grant of long-term incentive performance (“LTIP”) awards for the 2016-2018 performance period to certain employees, including its executive officers. The 2016 LTIP awards were granted under the United Parcel Service, Inc. 2015 Omnibus Incentive Compensation Plan. The Compensation Committee approved a new form of award certificate for the 2016 LTIP awards, which is filed herewith as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.
(d)    Exhibits

10.1    Form of Long-Term Incentive Performance Award Agreement.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED PARCEL SERVICE, INC.
Date: March 24, 2016	By:	/s/ NORMAN M. BROTHERS, JR.
Norman M. Brothers, Jr.
Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit 10.1	Form of Long-Term Incentive Performance Award Agreement.